EXHIBIT 99.1


                        [NIAGARA CORPORATION LETTERHEAD]






Contact: Niagara Corporation
         Michael Scharf, CEO
         (212) 317-1000


                                                        FOR IMMEDIATE RELEASE



NIAGARA CORPORATION
COMPLETES SALE OF U.K. PROPERTY

New York, September 19, 2003- Niagara Corporation (Nasdaq: NIAG) announced today that its subsidiary, Niagara LaSalle (UK) Limited, has completed the sale of its GB Longmore property in Darlaston. Production at this site had been shifted to GB Longmore's Willenhall facility. The Company received (pound)925,000 (approximately $1,469,000) in the sale of this leased property after payment of (pound)413,000 (approximately $656,000) to the landlord under an option to purchase the property. The net proceeds will be used to pay down debt.










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